EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First PacTrust Bancorp, Inc.

                    We consent to the incorporation by reference of our report, dated February 1, 2003 with respect to the 2002 consolidated financial statements of First PacTrust Bancorp, Inc. included in the annual report on Form 10-K, in this Registration Statement on Form S-8 pertaining to the First PacTrust Bancorp, Inc. 2003 Stock Option and Incentive Plan.

                                                                                                         Crowe Chizek and Company LLC

Oak Brook, Illinois
May 30, 2003